UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 8, 2025

Date of Report (Date of earliest event reported)

Health In Tech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42449	87-3545722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 S. Colorado Ave, Suite 1 Stuart, FL	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 373-0333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HIT	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, the Board of Directors (the “Board”) of Health In Tech, Inc., a Nevada corporation (the “Company”) increased the size of the Board from six (6) directors to seven (7) directors, and upon the recommendation of the Nominating and Corporate Governance Committee, elected Sanjay Shrestha to serve as a member of the Board with immediate effect, for a one-year term or until a successor is duly elected and qualified or until the his earlier death, resignation, disqualification, or removal. There are no arrangements or understandings between Mr. Shrestha and the Company or any other person pursuant to which Mr. Shrestha was selected as a director. The nominating committee and the Board also appointed Mr. Shrestha to serve on the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, effective immediately. There are no related party transactions involving Mr. Shrestha that would require disclosure under Item 404(a) of Regulation S-K.

Effective upon his election, Mr. Shrestha became eligible to receive compensation in accordance with the Company’s non-employee director compensation policy which was described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 17, 2025. In connection with Mr. Shrestha’s election as a director of the Board, the Company intends to enter into an indemnification agreement with him in the same form as the indemnification agreements the Company has entered into with its other directors and officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Nevada law, subject to certain exceptions contained in those agreements. There are no other material plans, contracts or arrangements to which Mr. Shrestha is a party or in which he participates that was entered into in connection with his election as a director of the Board.

Item 7.01 Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release announcing the election of Mr. Shrestha to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2025

HEALTH IN TECH, INC.

By:	/s/ Tim Johnson
Name:	Tim Johnson
Title:	Chief Executive Officer

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